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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 2 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2002
Date of Report (Date of earliest event reported)

VANTAGEMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-92367 (Commission File Number)	68-0383530 (I.R.S. Employer) Identification No.)

3017 Kilgore Road, Suite 195
Rancho Cordova, California 95670
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (916) 638-4744

        This second amended Form 8-K/A is being filed to amend the current report on Form 8-K/A of VantageMed Corporation (the "Company") filed with the Securities and Exchange Commission on February 27, 2002. The original Form 8-K was filed by the Company on February 15, 2002. The first amended Form 8-K/A filing is being further amended to include as Exhibit 16.2 the supplemental letter of Arthur Andersen LLP ("Andersen") in response to the Company's additional disclosure in the Form 8-K/A that Andersen's reports on the financial statements of the Company for the fiscal years ended December 31, 1999 and 2000 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The supplemental letter of Andersen was first delivered to the Company on or about April 15, 2002 in response to a comment from the Securities and Exchange Commission.

Item 4. Changes in Registrant's Certified Public Accountant.

        On February 8, 2002, Andersen resigned as independent auditors for the Company. The decision to accept the resignation of Andersen and to seek new accountants was approved by both the Audit Committee of the Company and its Board of Directors.

        Andersen stated that the reason for its resignation was that it was unable to continue to rely on management's representations on certain issues concerning the financial statements because of a disagreement between Andersen and the Company as to whether certain information concerning the funding of the buyer of the Company's dental care business had been timely provided to Andersen. The Company sold its dental business to a third party in its third quarter ended September 30, 2001. In its third quarter Form 10-Q, the Company had recognized $30,000 of revenue previously deferred and a $391,000 gain in connection with the sale of its dental business which was credited to selling, general and administrative expenses. The third party purchaser of the Company's dental business has defaulted under the terms of the sale. Andersen has advised the Company's Audit Committee that the third quarter financial statements for the period ending September 30, 2001 should be restated. In addition, Andersen stated that it believed the Company had a material weakness in internal controls related to the Company's current lack of a chief financial officer with the appropriate knowledge, experience, and background at a publicly-traded entity.

        The Audit Committee has undertaken to conduct a complete investigation of the issues raised by Andersen and has retained outside counsel to assist it. That investigation is underway. The Company has also informed the Securities and Exchange Commission of its efforts. While the investigation is in the preliminary stages, the Company will announce the results of the review once it is complete.

        The Company provided Andersen with a copy of the disclosures it made in its Form 8-K filing and on February 25, 2002, Andersen furnished the Company with a letter addressed to the Commission responding to the disclosures made by the Company. Andersen's letter in response to the Company's disclosures is attached as Exhibit 16.1 to this amended report.

        Andersen's reports on the financial statements of the Company for the fiscal years ended December 31, 1999 and 2000 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Item 7. Exhibits

Exhibit No.	Description
16.1	Letter from Andersen dated February 21, 2002 regarding disclosure of the Company made in the Form 8-K filed on February 15, 2002.
16.2	Supplemental letter from Andersen dated April 11, 2002 regarding disclosure of the Company made in the Form 8-K/A filed on February 27, 2002.

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Andersen dated February 21, 2002 regarding disclosure of the Company made in the Form 8-K filed on February 15, 2002.
16.2	Supplemental letter from Andersen dated April 11, 2002 regarding disclosure of the Company made in the Form 8-K/A filed on February 27, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2002	VANTAGEMED CORPORATION

/s/ JOEL HARRIS Joel Harris President

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SIGNATURES